EXHIBIT 10.73

SolarMax Technology, Inc.

3080 12th Street

Riverside, California 92507

March 27, 2019

David Hsu

3080 12th Street

Riverside, CA 92507

Via Email: davidh@solarmaxtech.com

Re:	Restricted stock grant for 1,350,000 shares of Common Stock of SolarMax Technology, Inc. (the “Stock Grant”) -- Exchange Agreement B

Dear David:

Reference is made to the Stock Grant which was granted to you on October 7, 2016. Pursuant to the agreement relating to the issuance of the Stock Grant, your right to the shares of common stock of SolarMax Technology, Inc. (the “Company”) represented by the Stock Grant will vest six months after a Public Stock Event. As you may be aware, the Company filed a registration statement with respect to its initial public offering on December 24, 2018. If the Company does not complete a public stock event by April 30, 2019, which date may be extended by the Company, the shares issued in the Stock Grant become forfeitable and are to be conveyed to the Company for no consideration.

The Company has given you the right to (i) exchange 50% the shares issued pursuant to the Stock Grant for an option to purchase a number of shares equal to 2.119 times the number of shares as equals 50% of the number of shares granted pursuant to your Stock Grant and (ii) transfer to the Company for cancellation 50% of the shares issued pursuant to the Stock Grant for a payment of $1.00 per share. Thus, if you exercise this right, your Stock Grant of 1,350,000 shares will be exchanged for an option to purchase 1,430,325 shares and you will receive a payment of $675,000 not later than December 15, 2019. The option will be in the form of Exhibit A to this letter. Your execution of this letter will transfer all of your Stock Grant shares to the Company for cancelation without any further action on your behalf. Your right to exchange the Stock Grant shares for the option and cash will expire at 5:30 P.M. Pacific time on April 6, 2019.

The following is a summary of the terms of the option and does not purport to be complete and is qualified in its entirety by the terms of the option.

Exercise Price:	$5.00 per share
Adjustments to Exercise Price

In the event of any stock distribution, split or dividend or reverse stock split or combination of shares or similar recapitalization, the number of shares subject to the option and the exercise price will be adjusted in accordance with generally accepted accounting principles.

Condition to Exercise:

1. The option will become exercisable six months from a Public Stock Event provided that the public stock event occurs prior to April 30, 2019 or such later date as may be determined by the Company’s board of directors, in its sole discretion. If the Public Stock Event does not occur by such date, the option shall expire without any action on the part of the Company or you and you will have no rights under the option.

2. The option may only be exercised if the stock issuable upon exercise of the option is registered pursuant to a registration statement on Form S-8, which is a special form of registration statement for issuances such as issuances pursuant to an option. The Company will not file a Form S-8 prior to six months from the date of the Public Stock Event.

3. If the managing underwriter request the Company’s stockholders to exercise a Lock up Agreement, as defined below, the option cannot be exercised until the earlier of (a) the date the option holder signs the Lock up Agreement or (b) the expiration of all periods during which the sale of shares of common stock is restricted pursuant to the Lock up Agreement.

Public Stock Event:

A Public Stock Event shall mean the first to occur of (i) the effective date of a registration statement covering an underwritten public offering of the Company’s common stock on a firm commitment basis; (ii) the closing date with respect to a public offering of the Company’s common stock other than pursuant to a firm commitment underwritten offering; (iii) the date on which the Company’s common stock is first trading on a United States or Canadian stock exchange or stock market or in a United States or Canadian over-the-counter market; (iv) the date on which the common equity of a Successor Corporation is publicly traded on a United States or Canadian stock exchange or stock market or in a United States or Canadian over-the-counter market; or (v) such other transaction or event which the Company’s board of directors determines, in its sole discretion, is a Public Stock Event.

Exercise Period:

Subject to the conditions to exercise described above, the option may be exercised as to 50% of the shares initially subject to the option six months from the date of date of the Public Stock Event and as to all shares subject to the option 18 months from the Public Stock Event. The option expires on the earlier of (i) ten years from the date of the Public Stock Event (the “Stated Expiration Date”) or (ii) the date the Option Holder ceases to be an employee of or consultant to the Company or an affiliate of the Company; provided; provided, however, that in the event of the Option Holder’s death or a termination of the Option Holder’s employment or consultancy relationship as a result of a disability, the Option may be exercised, to the extent it is exercisable on the date of death or termination as a result of a disability, until the earlier of (x) six month from the date of death or the date or termination of employment as a result of a disability or (y) the Stated Expiration Date.

Nonqualified Option:

The option will be a non-qualified option. For United States residents, upon exercise of a non-qualified stock option, the difference between the exercise price of the option and the fair market value of the stock on the date of exercise is treated as ordinary income.

Lock-up; Leak-out agreement

In connection with a proposed public offering, the managing underwriter requests that the Company’s stockholders execute an agreement pursuant to which the stockholders agree not to sell any shares of the Company’s common stock for a specified period and thereafter limit the number of shares which may be sold for a subsequent period, the option holder will agree to execute such an agreement (a “Lock up Agreement”). The Company will not deliver the option to you until you have signed and delivered the Lock up Agreement to the Company.

Not Transferable:

The option is not transferrable except that, in the event of the option holder’s death or declaration of incompetency, the option may be exercised by the option holder’s legal representative or estate.

If you exercise your right to exchange your Stock Grant shares for the option and cash, please sign below and return this letter and the enclosed Lock up Agreement to the Company.

Very truly yours,
/s/ David Hsu
David Hsu
Chief Executive Officer

I hereby accept the Company’s offer to exchange my 1,350,000 Stock Grant shares for an option to purchase 1,430,325 shares of Common Stock at $5.00 per share and a payment $675,000 pursuant to the foregoing offer letter. I represent to the Company that I understand the terms of the exchange and that I have consulted by tax and financial advisors to the extent that I deem necessary. I understand that the Company is making no representation that a Public Stock Event will occur, that the option will become exercisable or, if a Public Stock Event occurs, as to the market price for the Company’s common stock. I hereby irrevocably convey and transfer to the Company my 1,350,000 Stock Grant shares and authorize the Company and its executive officers to take any action necessary to transfer the shares to the Company and to subsequently cancel such shares. I further agree to execute the Lock up Agreement.

/s/ David Hsu
David Hsu

EXHIBIT A - INSTRUMENT OF NONQUALIFIED STOCK OPTION GRANT

[Exchange of Restricted Stock]

Instrument of Grant issued as of this th day of March, 2019, from SolarMax Technology, Inc., a Nevada corporation, with offices at 3080 12th Street, Riverside, CA 92507 (the “Company”), to [name of Option Holder], whose address is set forth at the end of this Instrument of Grant (the “Option Holder”).

W I T N E S S E T H:

WHEREAS, the Company has, on the date of this Instrument of Grant, granted Option Holder a nonqualified stock option (the “Option”) to purchase from the Company shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to the Company’s 2016 Long-Term Incentive Plan (the “Plan”) pursuant to a restricted stock exchange agreement whereby the Option Holder exchanged restricted shares of Common Stock for this Option;

WHEREFORE, the Company does hereby grant to the Option Holder the following Option:

Stock Option. Subject to the terms and conditions set forth in this Instrument of Grant, the Company hereby grants to the Option Holder a non-qualified stock option (the “Option”) to purchase from the Company [ • ] shares (the “Shares”) of Common Stock at an exercise price (the “Exercise Price”) of $5.00 per share, being the fair value per share of Common Stock on the date of grant.

Exercise Period.

The Option shall be exercisable will become exercisable cumulative as to (i) 50% of the shares of Common Stock initially subject to the Option six months from a Public Stock Event and (ii) the remaining 50% of the shares of Common Stock initially subject to the Option 18 months from the Public Stock Event. Unless otherwise terminated earlier as provided in this Instrument of Grant, the Option expires on the earlier of (i) 5:00 P.M. Pacific time ten years from the date of the Public Stock Event (the “Expiration Date”) or (ii), the date on which the Option Holder ceases to be an employee of the Company or an affiliate of the Company; provided, however, that in the event of the Option Holder’s death or a termination of the Option Holder’s employment or consultancy relationship as a result of a disability, the Option may be exercised, to the extent it is exercisable on the date of death or termination as a result of a disability, until the earlier of (x) six month from the date of death or the date or termination of employment as a result of a disability or (y) the Expiration Date.

A Public Stock Event shall mean the first to occur of (i) the effective date of a registration statement covering an underwritten public offering of the Company’s common stock on a firm commitment basis; (ii) the closing date with respect to a public offering of the Company’s common stock other than pursuant to a firm commitment underwritten offering; (iii) the date on which the Company’s common stock is first trading on a United States or Canadian stock exchange or stock market or in a United States or Canadian over-the-counter market; (iv) the date on which the common equity of a Successor Corporation is publicly traded on a United States or Canadian stock exchange or stock market or in a United States or Canadian over-the-counter market; or (v) such other transaction or event which the Company’s board of directors determines, in its sole discretion, is a Public Stock Event.

If a Public Stock Event shall not have occurred by April 30, 2019, or such later date as may be determined by the Board of Directors or the Compensation Committee, in its sole discretion, this Option shall terminate at 5:00 P.M. Pacific time on such date without any action on the party of the Company or the Option Holder..

Notwithstanding any other provisions of this Instrument of Grant, without the consent of the Compensation Committee of the Board of Directors, which may be granted in its sole discretion, the Option may only be exercised if the stock issuable upon exercise of the option is registered pursuant to a registration statement on Form S-8. The Company will not file a Form S-8 registration statement prior to six months from the date of the Public Stock Event.

Termination. The Option shall terminate, and Option Holder shall have no further rights under the Option, on the Expiration Date, subject to earlier termination to the extent provided in Section 2(a) of this Instrument of Grant and subject to the provisions of the Plan.

Manner of Exercise.

The Option shall be exercised by written notice of exercise in the form of Exhibit A to this Instrument of Grant addressed to the Company and signed by the Option Holder and delivered to the Company along with this Instrument of Grant and payment in full of the Exercise Price of the Optioned Shares as to which the Option is being exercised. If the Option is exercised in part only, the Company will either issue a new Instrument of Grant with respect to the unexercised portion of the Option or shall make a notation on this Instrument of Grant reflecting the partial exercise. The Exercise Price is payable by certified or official bank check or by personal check; provided, however, that no Optioned Shares shall be issued to Option Holder until the Company has been advised by its bank that the check has cleared.

The Option may also be exercised by the delivery to the Company of shares of Common Stock having a fair market value as of the date of exercise, equal to the Exercise Price of the Optioned Shares to the extent that the Option is being exercised by written notice of exercise in the form of Exhibit B to this Instrument of Grant addressed to the Company and signed by the Option Holder. The market value of the Common Stock shall be determined as follows:

If the Common Stock is listed on a national securities exchange or is quoted on the OTCQX, OTCQB, or OTC Pink or other service which provides information as to the last sale price, the current value shall be the reported last sale prices of one share of Common Stock on such exchange, market or system on the trading day prior to the date of exercise of the Option, or if, on any of such dates, no such sale is made on such day, the last reported sale on such exchange, market or system shall be used; or

If the Common Stock is not so listed or admitted to unlisted trading privileges or traded, the current value shall be the mean average of the reported last bid and asked prices of one share of Common Stock as reported by a reporting services selected by the Company, on the last trading day prior to the date of the exercise of the Option; or

If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value of one share of Common Stock shall be an amount, not less than net tangible book value per share determined in such reasonable manner as may be prescribed by the Compensation Committee of the Board of Directors of the Company.

The Option may also be exercised through a brokerage transaction in a manner approved by the Compensation Committee.

Adjustment Provisions. The number of shares of Common Stock subject to the Option and the Exercise Price shall be adjusted in accordance with generally accepted accounting principles in the event of a stock dividend, stock split, stock distribution, reverse split or other combination of shares, recapitalization or otherwise, which affects the Common Stock.

Not Transferable. The Option is not transferable by the Option Holder, and may be exercised only by the Option Holder except that, in the event of the Option Holder’s death or disability, the Option may be exercised by Option Holder’s legal representative or by the persons to whom the Option is transferred by will or the laws of descent and distribution..

No Rights as a Stockholder. The Option Holder shall have no interest in and shall not be entitled to any voting rights or any dividend or other rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of this Option prior to the exercise of this Option and payment of the Exercise Price of the Optioned Shares.

No Rights to Continued Employment. Nothing in this Instrument of Grant shall be constructed as an employment agreement or to grant any rights to continue as an employee of or consultant to the Company.

Legality. Anything in this Option to the contrary notwithstanding, the Option Holder agrees that he or she will not exercise the Option, and that the Company will not be obligated to issue any shares of Common Stock pursuant to this Option, if the exercise of the Option or the issuance of such shares shall constitute a violation by the Option Holder or by the Company of any provisions of any law or of any regulation of any governmental authority. Any determination by the Board of Directors or the Compensation Committee of the Board of Directors, if appointed, shall be final, binding and conclusive. In the event that the Compensation Committee shall not have been appointed, references to the Compensation Committee shall relate to the Board of Directors. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with such law or regulation. In this connection, the Option Holder understands that the Optioned Shares, if and when issued, will be restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act unless issued pursuant to a registration statement on Form S-8. The Company shall not be required to issue any Shares if the Company is not satisfied that the issuance thereof is permitted pursuant to the Securities Act without registration under the Securities Act.

Action by Company. The existence of the Option shall not effect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapi-talization, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Interpretation. As a condition of the granting of the Option, the Option Holder and each person who succeeds to the Option Holder’s rights hereunder, agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Option shall be determined by the Committee in its sole discretion and that any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive. If no Committee is acting, its functions shall be performed by the Board of Directors, and each reference in this Option to the Committee shall, in that event, be deemed to refer to the Board of Directors. The rights of the Option Holder with respect to the Option are subject to the Plan and the interpretations of the Plan by the Committee.

Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and any be delivered personally or by mail, postage prepaid, addressed as follows: to the Company, at 3080 12th Street, Riverside, CA 92507, Attention: Chairman and Chief Executive Officer, or at such other address as the Company, by notice, may designate in writing from time to time; to the Option Holder, at the address shown on the records of the Company or at such other address as the Option Holder, by notice to the Company, may designate in writing from time to time.

IN WITNESS WHEREOF, the Company has executed this Instrument of Grant as of the date first above written.

SOLARMAX TECHNOLOYG, INC.

By:
David Hsu, Chief Executive Officer

Address	OPTION HOLDER

Exhibit A

Date:

SolarMax Technology, Inc.

3080 12th Street

Riverside, CA 92507

Attention: Chairman and CEO

Re:	Stock Option Exercise – Cash Exercise

Gentlemen:

I hereby exercise the option to the extent of _________ shares, and I am tendering with this Notice full payment of the Exercise Price with respect to the Optioned Shares as to which this Option is being exercised. I further represent and warrant to the Company that I am aware of the tax consequences of my exercise of the option.

Very truly yours,

Exhibit B

Date:

SolarMax Technology, Inc.

3080 12th Street

Riverside, CA 92507

Attention: Chairman and CEO

Re:	Stock Option Exercise – Delivery of Stock

Gentlemen:

I hereby exercise the option to the extent of _________ shares, and I am tendering with this Notice full payment of the Exercise Price in the form of ___________ shares of Common Stock having a value, determined as provided in the Instrument of Grant, equal to $___________, as follows:

Total Exercise Price: _____________

Current Value of Common Stock: _____________

Number of shares of Common Stock being delivered: _____________

I further represent and warrant to the Company that I am aware of the tax consequences of my exercise of the option.

Very truly yours,